Exhibit 99

Text of Presentation
at
BEAR STEARNS
17th Annual Media, Entertainment and Information Conference
on March 9, 2004

     {graphic omitted}

Bill Kerr

Good morning. It is our pleasure to present to you today. We thank Kevin Gruneich and Victor Miller for inviting us.

Joining me are Steve Lacy, President of the Meredith Publishing Group and Suku Radia, our Chief Financial Officer. Kevin O'Brien, President of Broadcasting, is under the weather and could not join us today.

     {graphic omitted}

This slide is the disclaimer about forward-looking information that is in your handouts. I will allow you to read it and remind you there are a number of factors that can affect our businesses and results.

This presentation also contains references to non-GAAP measures such as EBITDA. Tables that reconcile the non-GAAP measures to GAAP results are posted on our web site.

     {graphic omitted}

Our presentation will focus on our strategies, opportunities and financial targets. We presume you have read our earnings releases and SEC filings, which are available on our web site. Our intent today is to allow more time for questions after our formal remarks.

I'll begin with a brief overview. Steve will discuss Publishing, then Suku will provide you with a Broadcasting update and financial information.

Meredith is the number one home and family publisher in America and an operator of broadcast television stations in key markets such as Atlanta and Phoenix. Each month we reach more than 75 million American consumers through our magazines, books, custom publications, web sites and television stations.

We have a commitment to and track record of producing strong financial results and creating shareholder value.

     {graphic omitted}

Over the last decade, we've had a strong record of delivering outstanding growth. Like other media companies, that growth pattern was interrupted by 9-11 and the media recession in 2001.

At the time, we put into place a series of growth initiatives, which have helped us to lead our industries in rebounding from the recession. Fiscal 2003 was up 30 percent and the First Call consensus estimate has us up an additional 16 percent in fiscal 2004. This performance is the result of successfully executing our business strategies and marketing initiatives to gain share.

     {graphic omitted}

Our share gains are notable in both our operating groups.

Our magazines continued to outperform their peers. This chart shows the percentage point difference between our advertising pages and the PIB average. We have outpaced the industry in all 12 of the last 12 quarters as consumers and advertisers have turned to our leading home and family magazines.

For all of calendar 2003 our ad pages grew 19 percent compared to an industry decline of 1 percent, according to PIB.

     {graphic omitted}

As you can see from this slide, we have outpaced the Broadcasting industry for 10 of the last 12 quarters. For all of calendar 2003, we were flat while the industry was down more than 2 percent.

During the first six months ended Dec. 31, 2003, we faced the difficult task of replacing $20.3 million in net political advertising revenues. During that period, our non-political advertising revenues grew 12 percent.

Based on the initial TVB data, we are significantly ahead of the industry for January.

     {graphic omitted}

Overall, we have three primary strategies.

1.	Expand our powerful Publishing base, which we will do by
	--	growing and expanding our magazine portfolio
	--	extending and developing our brands
	--	enhancing our product sales
	--	capturing the potential in the Hispanic market
	--	expanding our non-magazine operations
2.	Continue the turnaround in Broadcasting by
	--	improving the ratings and share of our programming, especially our newscasts
	--	aggressively selling the improved ratings
	--	creating additional revenue sources
	--	managing costs
3.	Strengthen our excellent financial position, which allows us to pursue targeted acquisitions-such as our highly successful acquisition of the American Baby Group.

     {graphic omitted}

Before Steve talks to you about Publishing, let me remind you of our long-term financial targets.

We believe earnings per share should grow at least in the low double digits in non-political years such as fiscal 2004. Currently, we are tracking ahead of that target at a rate in the mid-teens.

In political years, we expect mid-to-high teens growth.

At the end of fiscal 2003, we announced our margin improvement goals.

  Publishing's operating margin was 17 percent in fiscal 2003. We should add a percentage point annually to reach a 20 percent operating margin in fiscal 2006.
  Broadcasting's EBITDA margin was 30 percent in fiscal 2003. We should improve that to the 40 percent level by fiscal 2006.

We are on track to achieve both of these margin targets.

Now, Steve will provide a more detailed look at Publishing.

     {graphic omitted}

Steve Lacy

Thanks, Bill, and good morning to all of you.

Publishing has been a core strength of the Meredith Corporation for more than 100 years. We publish 17 magazine brands, led by Better Homes and Gardens and Ladies' Home Journal.

Our mid-size magazines, which include MORE, Country Home, Traditional Home and Midwest Living, are very successful. The American Baby Group, which we acquired in December of 2002, extends our magazine portfolio to reach younger women and families and gives us a start at reaching the growing Hispanic population. We also have a line-up of approximately 160 Special Interest Publications.

We have a significant Internet presence with 26 web sites, and we have a custom publishing operation that serves leading companies. Our book business has been performing extremely well.

     {graphic omitted}

Here is a look at our growth strategies in Publishing. I'll discuss each of these, beginning with our magazine operations.

     {graphic omitted}

From an advertising perspective, our magazine portfolio performed very well in the first half of fiscal 2004. Total ad pages grew 27 percent.

This slide provides an overview of our largest magazines.

     {graphic omitted}

Looking at PIB data, you can see we increased advertising market share in the first six months of fiscal 2004. Our overall share was up one point compared to the prior year.

  Better Homes and Gardens and Ladies' Home Journal increased their share in the women's service field.
  Country Home and Traditional Home achieved healthy share increases as well.

     {graphic omitted}

Our advertising performance is backed fundamentally by our strong circulation dynamics. Our model is based on long-term direct-to-publisher subscriptions captured primarily through direct mail and, increasingly, the Internet, with no agent or sweepstakes business. This model results in higher renewal rates, lower susceptibility to newsstand volatility and higher subscription profitability.

This chart reflects our model and highlights the fact that a significant percentage of the rate base for our largest magazines comes from subscriptions. For example,

  Better Homes and Gardens is 96 percent subscription-based and Ladies' Home Journal is 91 percent.
  Country Home and MORE are in the upper 80s.
  Midwest Living is in the low 90s.

     {graphic omitted}

Our strong circulation dynamics support our advertising growth and our ability to grow rate base. This chart highlights the rate bases of our four mid-size titles over the past four years. We have grown the rate bases of these titles by a total of 835,000-the equivalent to the launch of another mid-size title.

Over time we expect to increase the rate base of Traditional Home, MORE and Midwest Living to more than 1 million. To put this in perspective, of all the magazines launched in the last 10 years, only 22 have reached the 1 million threshold.

     {graphic omitted}

We're also very focused to expand our portfolio to reach younger women and the Hispanic market. Our acquisition of the American Baby Group is a perfect example of our execution of this strategy. With the addition of American Baby, we were able to add 9 million new names to our database with the median age of around 30. We have the ability to feed these younger readers into our existing portfolio over time.

Expanding the portfolio also helps us attract non-endemic advertising to our existing group of titles in the areas of automotive, financial services and technology. Of course, it helps us to hire new talent and develop content to serve women in the areas of health, parenting and women's fitness.

     {graphic omitted}

Extending our brands is a core Publishing growth strategy. Our past conversations have focused on the Better Homes and Gardens brand. We have been very successful extending its brand through the Internet
  books
  brand licensing arrangements including product sales through our relationships with Wal-Mart and Home Interiors events such as the Better Homes and Gardens' Experience
  approximately 160 special interest publications
  additional subscription titles such as Country Home and Traditional Home, and the Broadcasting Group's Cornerstone programs.

As you can see from the matrix on this slide, we are extending and developing other brands as well. American Baby adds another well-developed brand with Internet presence, brand licensing, consumer events and special interest publications.

We are focused on Ladies' Home Journal with the Cornerstones and Internet activities.

We have begun to develop MORE's brand, adding The MORE Marathon for women over 40 this spring in New York.

     {graphic omitted}

As Bill mentioned earlier, we're focused to capitalize on the rapidly growing Hispanic market.

The Department of Housing and Urban Development projects the number of Hispanic households will grow 37 percent from 2000 to 2010. That is very significant for us as we look into the future.

Research indicates our core competencies-home décor, family advice, and children-are highly relevant to this market.

Recently, we hired Ruth Gaviria as Director of Hispanic Ventures. She brings extensive Hispanic marketing experience from People En Espanol, Colgate Palmolive, Miller Brewing, and Procter and Gamble. She is working to develop a co-publishing model that we believe will work well with the Hispanic market. She will increase our emphasis on cultural diversity within our existing publications, which you will see over time.

     {graphic omitted}

Growing our non-magazine operations is another of our growth strategies. I'll discuss Integrated Marketing, our custom publishing operations, and then our book business.

Integrated Marketing has been performing very well in the first half of fiscal 2004 with both strong revenue and profit growth.

We continue to focus on retaining and renewing our existing relationships and of course on very aggressive new business development. Recently we have extended our existing relationships with The Principal Financial Group, Chrysler, Carnival Cruise Lines and Hunter Douglas. Our DIRECTV relationship has excellent growth potential. We are publishing its monthly programming guide and using our direct-to-consumer circulation expertise to grow the guide's paid subscription base. It was about 600,000 when we took it over, and it will soon be a little over 700,000 after about six months of work.

We recently reached an agreement with Nestlé to execute a customer loyalty magazine program that will support approximately 15 product lines as part of its overall customer relationship program.

     {graphic omitted}

Publishing high-quality books based on our brands and those licensed from others continues to produce excellent results. Revenue and profit grew significantly in the first half of fiscal 2004.

Much of our proprietary content is evergreen, which helps to reduce returns from retailers and differentiates our book business. We've supplemented our proprietary content by licensing popular brands like Trading Spaces, HGTV and The Food Network, along with popular personalities such as Paige Davis, the key host of Trading Spaces.

This strategy has attracted a larger audience and expanded our distribution channels beyond book stores to other retailers such as The Home Depot; Bed, Bath and Beyond; Linens and Things; and Lowe's.

Now, Suku will discuss Broadcasting.

     {graphic omitted}

Suku Radia

Thanks, Steve. Here is a graphic of our station group. We have

  6 CBS affiliates
  4 FOX
  1 NBC affiliate
  1 UPN
  a joint marketing agreement with TV Azteca through which we serve the Hispanic market in Las Vegas

     {graphic omitted}

As Bill said, our long-term objective is to increase our EBITDA margin to 40 percent by fiscal 2006.

As you can see, we improved our EBITDA margin more than 600 basis points in calendar 2002. Despite the difficult political comparisons, we improved our margin 80 basis points in calendar 2003.

     {graphic omitted}

Here you can see our growth strategies in Broadcasting.  I'll discuss each.

     {graphic omitted}

Local television is the optimal medium to deliver the most timely, most comprehensive coverage of local news stories. No other medium can provide live coverage with audio and video of important local events. On average, local news represents 30 to 40 percent of a television station's revenues.

We have made a concerted effort to strengthen our news and have done so now for six ratings periods. Comparing the February 2004 book with that of February 2002 shows our progress under the new Meredith Broadcasting leadership.

Let me start by highlighting our sign-on to sign-off performance. As you can see, we have increased our share at many our stations, including those in our largest markets-Atlanta, Phoenix, Portland and Hartford.

     {graphic omitted}

We also have improved our share for the important late news. For our eight metered stations, we improved share by an average of 28 percent in the period shown. This slide highlights the performance of stations in our key markets.

     {graphic omitted}

Improved ratings and share are important, but only if they're translated into revenue. We have done an impressive job of growing revenues.

This chart highlights our revenue growth for the trailing six quarters on a same-station, non-political advertising basis.

     {graphic omitted}

Our Cornerstone programs leverage content from our publishing brands and give our television stations a competitive advantage. These programs package material from our magazines with print ads from local advertisers. The result is a customized mini-magazine delivered to targeted customers in our local TV markets.

As you can see in the chart, revenues from the programs have risen from about $3 million in fiscal 2001 to a current run rate of $13 million in fiscal 2004.

Also, we've created additional revenues beyond the Cornerstones. These include programs focused on local interests such as college and professional sports and Internet activities. We believe the combination of Cornerstones and these additional programs will generate $15 to $20 million in fiscal 2004.

     {graphic omitted}

We are making a concerted effort to improve our purchasing of syndicated programming and further reduce these costs.  As you can see from this chart, film amortization was more than $44 million in fiscal 2001.  Over the past few years, we have cycled off some higher priced, but underperforming programming. For example, Dharma and Greg will end next fall.

But we have not suffered in quality. We are buying efficiently.  We bought Malcolm in the Middle for our key FOX markets, and are excited when that will begin this fall.  We helped launch Ellen, now a hit, and renewed it in a cost effective manner also.

     {graphic omitted}

I'll conclude my Broadcasting update by sharing our plans to continue the turnaround.

  We will work to realize the upside potential in our largest markets. Our stations in Atlanta and Phoenix are both the 4th rated news stations in their respective markets.
  We will further leverage our success in our mid-tier markets. The large broadcasters are focused more on the top 20 markets. We need to capitalize on our position in our mid-tier markets. From an overall news perspective, we are number 1 in Hartford and number 2 in Portland, Nashville and Kansas City.
  Our CBS affiliates in the Northeast and our Portland duopoly have given us experience at generating cost efficiencies by operating multiple stations from a central location. We will look to find more places to put this valuable experience to work.
  Right now we have 1 UPN and 1 NBC affiliate and no ABC or WB stations. We would like to improve our network diversity and expand our reach while maintaining our geographic diversity.

     {graphic omitted}

Now, I'll wrap up with a quick financial overview.

Our debt capacity and ability to generate cash flow provide the financial flexibility to be opportunistic with respect to acquisitions and growth initiatives. This chart reviews how we have utilized our cash.

In the last four calendar years, we have

    repurchased approximately $160 million of our stock
    invested more than $140 million in capital expenditures
    completed a $120 million Publishing acquisition
    paid $70 million in dividends, and
    reduced debt by $200 million.

     {graphic omitted}

At Dec. 31, 2003, our total debt was $330 million and we remained conservatively leveraged. Per our debt covenants, our debt to trailing-12-month EBITDA ratio was 1.6 at Dec. 31, 2003, versus 2.2 at Dec. 31, 2002.

We have consistently reduced debt since our acquisition of WGCL in March of 1999 and the American Baby Group in December of 2002.

     {graphic omitted}

We have paid a dividend for 57 consecutive years. As you can see from this graph, we have increased the dividend for 11 consecutive years.

Recently, we increased our dividend 26 percent to 12 cents per share quarterly for calendar 2004. The dividend increase demonstrates our commitment to delivering shareholder value and our confidence in the Company's ability to generate strong cash flow from operations.

     {graphic omitted}

Now, a word about the rest of the year.

Right now, fiscal third quarter magazine advertising revenues are running up in the low-to-mid single digits and broadcast pacings are up in the mid-teens. We believe the current First Call consensus estimate of $0.62 per share is achievable.

We believe the current First Call consensus estimate of $2.09 per share for fiscal 2004 is also achievable.

I'll turn it back to Bill for concluding comments.

     {graphic omitted}

Bill Kerr

Thanks, Suku. Before we get into the Q&A, just a couple of wrap-up comments.

I think the strategies that we're pursuing are clearly ones to expand our powerful publishing base; secondly, to continue the really great momentum that's been building up in our broadcasting turnaround; and thirdly, to continue to strengthen our excellent financial position as we go forward.

In conclusion, I would simply tell you that both of our business groups are in absolutely great shape. They are well-positioned to continue the momentum that we're experiencing. As Suku indicated, we're looking forward to a strong fiscal 2004, and we are confident we will achieve our long-term financial objectives and continue to build shareholder value over time.

Those are our formal comments, now we'll take questions.

INFORMATION RELATING TO
FORWARD-LOOKING STATEMENTS

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Actual results may differ materially from those currently anticipated.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, order, and/or television viewing patterns; unanticipated increases in paper, postage, printing, or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in legislation and government regulations affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement.